UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No. )

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Knoll, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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March 28, 2006

Dear Stockholder,

We cordially invite you to attend our 2006 Annual Meeting of Stockholders to be held at 9 a.m. (local time) on Tuesday, May 2, 2006 at our offices located at 76 Ninth Avenue, 11th Floor, New York, New York 10011. The attached notice of annual meeting and proxy statement describe the business we will conduct at the meeting and provide information about Knoll, Inc. that you should consider when you vote your shares.

When you have finished reading the proxy statement, please promptly vote your shares by marking, signing, dating and returning the proxy card in the enclosed prepaid envelope. We encourage you to vote by proxy so that your shares will be represented and voted at the meeting, whether or not you can attend.

Thank you for your cooperation.

Sincerely,

Andrew B. Cogan Chief Executive Officer	Kathleen G. Bradley President and Chief Executive Officer, Knoll North America

March 28, 2006

NOTICE OF 2006 ANNUAL MEETING OF STOCKHOLDERS

To the Stockholders of Knoll, Inc.:

TIME: 9 a.m. (local time)

DATE: Tuesday, May 2, 2006

PLACE: Knoll, Inc., 76 Ninth Avenue, 11th Floor, New York, New York 10011

PURPOSES:

1. To elect three (3) directors for a term ending at the 2009 Annual Meeting of Stockholders, or thereafter in each case when their respective successors are elected and qualified.

2. To ratify the audit committee’s appointment of Ernst & Young LLP as our independent auditors for the fiscal year ending December 31, 2006.

3. To transact such other business as may properly come before the Annual Meeting or any adjournments thereof.

WHO MAY VOTE:

You are entitled to notice of, and to vote at, the Annual Meeting or any adjournments thereof if you were the record owner of Knoll, Inc. common stock at the close of business on March 20, 2006. A list of stockholders of record will be available at the meeting and during the 10 days prior to the meeting at our offices at 76 Ninth Avenue, 11th Floor, New York, New York 10011.

BY ORDER OF THE BOARD OF DIRECTORS

Patrick A. Milberger

Senior Vice President, General Counsel and Secretary

KNOLL, INC.

1235 WATER STREET

EAST GREENVILLE, PENNSYLVANIA 18041

215-679-7991

PROXY STATEMENT FOR THE KNOLL, INC.

2006 ANNUAL MEETING OF STOCKHOLDERS

GENERAL INFORMATION ABOUT THE ANNUAL MEETING

Why Did You Send Me this Proxy Statement?

We sent you this proxy statement and the enclosed proxy card because our board of directors is soliciting your proxy to vote at the 2006 Annual Meeting of Stockholders and any adjournments of the meeting. This proxy statement summarizes the information you need to know to vote at the Annual Meeting. You do not need to attend the Annual Meeting to vote your shares. Instead, you may vote your shares by marking, signing, dating and returning the enclosed proxy card. If you hold your shares through a broker you may also be able to vote your shares either via the Internet or by telephone.

On or about March 28, 2006, we began sending this proxy statement, the attached notice of annual meeting and the enclosed proxy card to all stockholders entitled to notice of, and to vote at, the Annual Meeting. Only stockholders who owned our common stock at the close of business on March 20, 2006 are entitled to vote at the Annual Meeting. On this record date, there were 53,171,515 shares of our common stock outstanding. Our common stock is our only class of voting stock. We are also sending along with this proxy statement our 2005 annual report, which includes our financial statements for the fiscal year ended December 31, 2005.

How Many Votes Do I Have?

Each share of our common stock that you own entitles you to one vote.

How Do I Vote?

You may vote by signing and mailing your proxy card. If you properly fill in your proxy card and send it to us in time, your “proxy” (one of the individuals named on your proxy card) will vote your shares as you have directed. If you sign the proxy card but do not make specific choices, your proxyholder will vote your shares as recommended by our board of directors. If you hold your shares through a broker, you may also be able to vote your shares on the Internet or by telephone. You should contact your broker to determine if you may vote your shares on the Internet or by telephone.

If you attend the Annual Meeting, you may also submit your vote in person, and any previous votes that you submitted will be superseded by the vote that you cast at the Annual Meeting.

If you plan to attend the Annual Meeting and vote in person, we will give you a ballot when you arrive. However, if your shares are held in the name of your broker, bank or other nominee, you must bring an account statement or letter from the nominee indicating that you were the beneficial owner of the shares on March 20, 2006, the record date for voting. The Annual Meeting will be held at 9 a.m. (local time) on Tuesday, May 2, 2006 at our offices at 76 Ninth Avenue, 11th Floor, New York, New York 10011. When you arrive at the venue, signs will direct you to the appropriate meeting rooms. You need not attend the Annual Meeting in order to vote.

May I Revoke My Proxy?

If you give us your proxy, you may revoke it at any time before it is exercised. You may revoke your proxy in any one of the following ways:

•	You may send in another proxy with a later date;

•	You may notify our Secretary in writing before the Annual Meeting that you have revoked your proxy; or

•	You may vote in person at the Annual Meeting.

How Does our Board of Directors Recommend That I Vote on the Proposals?

Our board of directors recommends that you vote as follows:

•	“FOR” the election of the nominees for director for a term ending at the 2009 Annual Meeting of Stockholders, or thereafter in each case when their respective successors are elected and qualified;

•	“FOR” ratification of the selection of Ernst & Young LLP as our independent auditors for our fiscal year ending December 31, 2006.

If any other matter is presented, your proxyholder will vote your shares in accordance with his or her best judgment. At the time this proxy statement was printed, we knew of no matters that needed to be acted on at the Annual Meeting, other than those discussed in this proxy statement.

What Constitutes a Quorum for the Meeting?

The presence, in person or by proxy, of the holders of a majority of the shares of our common stock outstanding and entitled to vote is necessary to constitute a quorum at the meeting. Votes of stockholders of record who are present at the meeting in person or by proxy, abstentions and broker non-votes are counted for purposes of determining whether a quorum exists. Broker non-votes, however, are not counted as shares present and entitled to be voted with respect to the matter on which the broker has not voted. Thus, broker non-votes will not affect the outcome of any of the matters to be voted on at the Annual Meeting. Generally, broker non-votes occur when shares held by a broker for a beneficial owner are not voted with respect to a particular proposal because (1) the broker has not received voting instructions from the beneficial owner and (2) the broker lacks discretionary voting power to vote such shares.

What Vote is Required to Approve Each Proposal?

Proposal 1: Elect Directors	The three nominees for director who receive the most votes (also known as a “plurality” of the votes) will be elected.

Proposal 2: Ratify Selection of Auditors	The affirmative vote of a majority of the votes present or represented by proxy and entitled to vote at the Annual Meeting is required to ratify the selection of independent auditors.

What is the Effect of Broker Non-Votes and Abstentions?

•	Broker Non-Votes: As noted above, broker non-votes are not counted as shares present and entitled to be voted with respect to the matter on which the broker has not voted. Thus, broker non-votes will not affect the outcome of any of the matters to be voted on at the Annual Meeting.

•	Abstentions: Because abstentions are treated as shares present or represented and entitled to vote at the Annual Meeting, abstentions with respect to Proposal 2 have the same effect as votes against the proposal. However, abstentions will have no effect on the outcome of the vote to elect directors.

Is Voting Confidential?

We will seek to keep all the proxies, ballots and voting tabulations private. We only let inspectors of election examine these documents. We will not disclose your vote to management or others unless it is necessary to meet legal requirements. We will, however, forward to management any written comments you make on the proxy card or elsewhere.

What Are the Costs of Soliciting these Proxies?

We will pay all of the costs of soliciting these proxies. Solicitation of proxies will be made principally through the mails, but our officers and employees may also solicit proxies in person or by telephone, fax or email. We will pay these employees and officers no additional compensation for these services. We will ask banks, brokers and other institutions, nominees and fiduciaries to forward these proxy materials to the beneficial owners of the common stock and to obtain authority to execute proxies. We will then reimburse them for their expenses.

Householding of Annual Disclosure Documents

In December 2000, the Securities and Exchange Commission (the “SEC”) adopted a rule concerning the delivery of annual disclosure documents. The rule allows us or your broker to send a single set of our annual report and proxy statement to any household at which two or more of our stockholders reside, if we or your broker believe that the stockholders are members of the same family. This practice, referred to as “householding,” benefits both you and us. It reduces the volume of duplicate information received at your household and helps to reduce our expenses. The rule applies to our annual reports, proxy statements and information statements. Once you receive notice from your broker or from us that communications to your address will be “householded,” the practice will continue until you are otherwise notified or until you revoke your consent to the practice. Each stockholder will continue to receive a separate proxy card or voting instruction card.

If your household received a single set of disclosure documents this year, but you would prefer to receive your own copy, please contact us by writing to Knoll, Inc., c/o Corporate Secretary, 1235 Water Street, East Greenville, Pennsylvania 18041, or calling our Investor Relations department at 215-679-7991.

If you do not wish to participate in “householding” and would like to receive your own set of our annual disclosure documents in future years, follow the instructions described below. Conversely, if you share an address with another of our stockholders and together both of you would like to receive only a single set of our annual disclosure documents, follow these instructions:

•	If your shares are registered in your own name, please contact us by writing to Knoll, Inc., c/o Corporate Secretary, 1235 Water Street, East Greenville, Pennsylvania 18041, or calling our Investor Relations department at 215-679-7991, and inform us accordingly.

•	If a broker or other nominee holds your shares, please contact the broker or other nominee directly and inform them of your request.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to the beneficial ownership of our common stock as of February 28, 2006 for (a) the executive officers named in the Summary Compensation Table on page 11 of this proxy statement, (b) each of our directors and director nominees, (c) all of our current directors and executive officers as a group and (d) each stockholder known by us to own beneficially more than 5% of our outstanding common stock. Except as indicated in footnotes to this table, we believe that the stockholders named in this table have sole voting and investment power with respect to all shares of common stock shown to be beneficially owned by them based on information provided to us by these stockholders. Percentage of ownership is based on 53,257,496 shares of common stock outstanding on February 28, 2006. Unless otherwise indicated, the address for each of the stockholders in the table below is c/o Knoll, Inc., 1235 Water Street, East Greenville, Pennsylvania 18041.

	Common Stock Beneficially Owned
Name and Address of Beneficial Owner	Number	Percent (1)
Stockholders owning approximately 5% or more:
Warburg, Pincus Ventures, L.P. (2)	16,872,952	31.7%
FMR Corp. (3)	6,803,962	12.8
Systematic Financial Management, L.P. (4)	3,740,094	7.0
Directors and Executive Officers:
Burton B. Staniar (5)	854,014	1.6
Andrew B. Cogan (5)	1,285,574	2.4
Kathleen G. Bradley (5)	1,233,692	2.3
Stephen A. Grover (5)	390,088	*
Arthur C. Graves (5)	231,018	*
Barry L. McCabe (5)	258,048	*
Jeffrey A. Harris (6)	16,872,952	31.7
Sidney Lapidus (7)	16,872,952	31.7
Kewsong Lee (8)	16,872,952	31.7
Kevin Kruse (9)	16,872,952	31.7
John F. Maypole (10)	11,550	*
Anthony P. Terracciano (10)	12,850	*
Stephen F. Fisher (10)	0	*
All directors and executive officers as a group (16 persons) (10) (11)	21,325,954	37.7

*	Represents beneficial ownership of less than one percent of our common stock.
(1)	Percentages are calculated pursuant to Rule 13d-3 under the Exchange Act. Percentage calculations assume, for each person and group, that all shares that may be acquired by such person or group pursuant to options currently exercisable or that become exercisable within 60 days following February 28, 2006 are outstanding for the purpose of computing the percentage of common stock owned by such person or group. However, those unissued shares of common stock described above are not deemed to be outstanding for calculating the percentage of common stock owned by any other person. Except as otherwise indicated, the persons in this table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them, subject to community property laws where applicable and subject to the information contained in the footnotes to this table. The number of shares outstanding as of February 28, 2006 for purposes of calculating these percentages was 53,257,496 shares of common stock.
(2)

Includes 16,328,884 shares directly owned and 544,068 shares beneficially owned through Warburg Pincus & Co. The sole general partner of Warburg, Pincus Ventures, L.P. (“Warburg Pincus”) is Warburg Pincus Partners LLC, a New York limited liability company that is managed by Warburg Pincus & Co. Warburg Pincus LLC manages Warburg Pincus. Charles R. Kaye and Joseph P. Landy are each managing general partners of Warburg Pincus & Co. and co-presidents and managing members of Warburg Pincus LLC. Messrs. Harris, Kruse, Lapidus and Lee are general partners of Warburg Pincus & Co. and managing directors of Warburg Pincus LLC. Each of these individuals disclaims beneficial ownership of the shares held by Warburg Pincus, except to the extent of any pecuniary interest therein. The address of Warburg Pincus entities is 466 Lexington Avenue, New York, NY 10017.

(3)	FMR Corp., a holding company, filed a Schedule 13G with the SEC on March 10, 2006 indicating that, as of February 28, 2006, (a) it (directly or indirectly) has sole dispositive power over all these shares, (b) it has sole voting power over 1,413,154 of these shares and no shared voting power, (c) these shares are, for the most part, held by investment companies and institutional accounts managed by Fidelity Management & Research Company and Fidelity Management Trust Company, wholly owned subsidiaries of FMR Corp., and (d) the family of Edward C. Johnson 3d may be deemed to form a controlling group with respect to FMR Corp. The address of FMR Corp. is 82 Devonshire Street, Boston, MA 02109.
(4)	Systematic Financial Management, L.P. filed a Schedule 13G with the SEC on February 14, 2006, indicating that as of December 31, 2005, (a) it has sole dispositive power over all of these shares, (b) it has sole voting power over 2,970,794 of these shares and no shared voting power. The address of Systematic Financial Management, L.P. is 300 Frank W. Burr Blvd., Glenpointe East, 7th Floor, Teaneck, NJ 07666.
(5)	Excludes 80,000, 320,000, 144,000, 144,000, 112,000, and 320,000 shares of common stock that are held by Messrs. Staniar, Cogan, Graves, Grover, McCabe, and Ms. Bradley, respectively, which shares are subject to forfeiture if the respective executive officer or director ceases to be an employee or director prior to December 13, 2010, subject to earlier vesting if we meet certain operating targets or the executive officer or director is terminated on account of death, disability or termination by us without cause.
(6)	Mr. Harris, a director of Knoll, Inc., is a managing director of Warburg Pincus LLC and a general partner of Warburg Pincus & Co. All shares indicated as owned by Mr. Harris are included because of his affiliation with the Warburg Pincus entities. Mr. Harris owns no shares individually and disclaims beneficial ownership of all shares owned by the Warburg Pincus entities. His address is c/o Warburg Pincus LLC, 466 Lexington Avenue, New York, NY 10017.
(7)	Mr. Lapidus, a director of Knoll, Inc., is a managing director and senior advisor of Warburg Pincus LLC and a general partner of Warburg Pincus & Co. All shares indicated as owned by Mr. Lapidus are included because of his affiliation with the Warburg Pincus entities. Mr. Lapidus owns no shares individually and disclaims beneficial ownership of all shares owned by the Warburg Pincus entities. His address is

c/o Warburg Pincus LLC, 466 Lexington Avenue, New York, NY 10017.

(8)	Mr. Lee, a director of Knoll, Inc., is a managing director of Warburg Pincus LLC and a general partner of Warburg Pincus & Co. All shares indicated as owned by Mr. Lee are included because of his affiliation with the Warburg Pincus entities. Mr. Lee owns no shares individually and disclaims beneficial ownership of all shares owned by the Warburg Pincus entities. His address is c/o Warburg Pincus LLC, 466 Lexington Avenue, New York, NY 10017.
(9)	Mr. Kruse, a director of Knoll, Inc., is a managing director of Warburg Pincus LLC and a general partner of Warburg Pincus & Co. All shares indicated as owned by Mr. Kruse are included because of his affiliation with the Warburg Pincus entities. Mr. Kruse owns no shares individually and disclaims beneficial ownership of all shares owned by the Warburg Pincus entities. His address is c/o Warburg Pincus LLC, 466 Lexington Avenue, New York, NY 10017.
(10)	Excludes options to purchase 18,750, 18,750, 25,000 and 163,000 shares of common stock held by Messrs. Maypole, Terracciano and Fisher and all directors and executive officers as a group, respectively, which will not vest within 60 days after February 28, 2006.
(11)	Excludes 1,266,000 shares of common stock that are held by all directors and executive officers as a group, which shares are subject to forfeiture if the respective executive officer or director ceases to be an employee or director prior to December 13, 2010, subject to earlier vesting if we meet certain operating targets or the executive officer or director is terminated on account of death, disability or termination by us without cause.

CORPORATE GOVERNANCE

Board of Directors

Our certificate of incorporation provides that our business is to be managed by or under the direction of our board of directors. Our board of directors is divided into three staggered classes for purposes of election. One class is elected at each Annual Meeting of Stockholders to serve for a three-year term. Our board of directors currently consists of ten members, classified into three classes as follows: (1) Andrew B. Cogan, Kevin Kruse, Kewsong Lee and Stephen F. Fisher constitute Class I and serve for a term ending at the 2008 Annual Meeting of Stockholders, or thereafter in each case when their respective successors are elected and qualified; (2) Burton B. Staniar, Sidney Lapidus and Anthony P. Terracciano constitute Class II and serve for a term ending at the 2006 Annual Meeting of Stockholders, or thereafter in each case when their respective successors are elected and qualified; and (3) Kathleen G. Bradley, Jeffrey A. Harris and John F. Maypole constitute Class III and serve for a term ending at the 2007 Annual Meeting of Stockholders, or thereafter in each case when their respective successors are elected and qualified.

On March 2, 2006, our nominating and corporate governance committee recommended Messrs. Staniar, Lapidus and Terracciano for reelection after due consideration of their qualifications. On March 8, 2006, our board of directors voted to nominate Messrs. Staniar, Lapidus and Terracciano for reelection at the 2006 Annual Meeting to serve for a term ending at the 2009 Annual Meeting of Stockholders, or thereafter in each case when their respective successors are elected and qualified.

Set forth below are the names of the persons nominated as directors and directors whose terms do not expire this year, their ages as of February 28, 2006, their offices in the company, if any, their principal occupations or employment for the past five years, the length of their tenure as directors and the names of other public companies in which such persons hold directorships.

Name	Age	Position
Burton B. Staniar	64	Chairman of the Board
Andrew B. Cogan	43	Chief Executive Officer, Knoll, Inc., and Director
Kathleen G. Bradley	56	President and Chief Executive Officer, Knoll North America, and Director
Jeffrey A. Harris	50	Director
Sidney Lapidus	68	Director
Kewsong Lee	40	Director
Kevin Kruse	35	Director
John F. Maypole	66	Director
Anthony P. Terracciano	67	Director
Stephen F. Fisher	53	Director

Burton B. Staniar has served as Chairman of the Board since his appointment in December 1993. Mr. Staniar served as our Chief Executive Officer from December 1993 to January 1997. Prior to that time, Mr. Staniar held a number of assignments at Westinghouse Electric Corporation, including President of Group W Cable and Chairman and Chief Executive Officer of Westinghouse Broadcasting. Mr. Staniar is also a director of Church and Dwight Co., Inc. and Journal Register, Co.

Andrew B. Cogan has served as a director since February 1996 and assumed the role of Chief Executive Officer in April 2001 after serving as Chief Operating Officer since December 1999. Mr. Cogan has held several positions in the design and marketing group worldwide since joining us in 1989, including Executive Vice President—Marketing and Product Development and Senior Vice President. Mr. Cogan is also a director of the Chinati Foundation in Marfa, Texas.

Kathleen G. Bradley has served as a director since November 1999 and assumed the role of President and Chief Executive Officer, Knoll North America, in April 2001. She was named as our President in December 1999, after serving as Executive Vice President—Sales, Distribution and Customer Service since August 1998, Senior Vice President since 1996 and Divisional Vice President for Knoll’s southeast division since 1988. Prior to that time, Ms. Bradley was regional manager for our Atlanta region, a position to which she was promoted in 1983. She began her career with Knoll in 1979.

Jeffrey A. Harris has served as a director since February 1996. Mr. Harris is a managing director of Warburg Pincus LLC, where he has been employed since 1983. Mr. Harris is also a director of Bill Barrett Corporation, Nuance Communications, Inc. and several private companies.

Sidney Lapidus has served as a director since February 1996. Mr. Lapidus is a managing director and senior advisor of Warburg Pincus LLC, where he has been employed since 1967. Mr. Lapidus is a director of Lennar Corporation, The Neiman Marcus Group, Inc., as well as a number of non-profit organizations.

Kewsong Lee has served as a director since February 1996. Mr. Lee is a managing director of Warburg Pincus LLC, where he has been employed since 1992. Mr. Lee is a director of Arch Capital Group Ltd., The Neiman Marcus Group, Inc., TransDigm Holding Company, TransDigm Inc. and several private companies.

Kevin Kruse has served as a director since December 2003. Mr. Kruse is a managing director of Warburg Pincus LLC since January 2006 and has been employed by Warburg Pincus LLC since February 2002. Prior to joining Warburg Pincus, Mr. Kruse was employed by AEA Investors Inc. Prior to that, he was employed by Bain & Co., a management consulting firm. Mr. Kruse is also a director of Polypore International, Inc., Polypore, Inc., TransDigm Holding Company, TransDigm Inc., Wellman, Inc. and Builders FirstSource, Inc.

John F. Maypole has served as a director since December 2004. Mr. Maypole has, for over 20 years, served as an independent consultant to various corporations and providers of financial services. Mr. Maypole is also a director of MassMutual Financial Group and Church and Dwight Co., Inc.

Anthony P. Terracciano has served as a director since December 2004. Mr. Terracciano is the former Chairman of the Board of Riggs National Corporation. Mr. Terracciano also served as Vice Chairman of the Board of Directors of American Water Works Company Inc. from 1998 until January 2003. From July 2000 to January 2002, he was Chairman of Dime Bancorp. Prior to that, he was President of First Union Corporation, Chairman and CEO of First Fidelity Bancorporation, President of Mellon Bank Corp. and Vice Chairman of Chase Manhattan Bank. Mr. Terracciano is also a director of Avaya, Inc. and IKON Office Solutions and a member of the Board of Trustees for Monmouth Medical Center.

Stephen F. Fisher has served as a director since December 2005. Mr. Fisher has served as Executive Vice President and Chief Financial Officer of Entercom Communications Corp. since November 1998. Prior to joining Entercom Communications, Mr. Fisher was a managing director of a private equity firm located in Bala Cynwyd, Pennsylvania.

Corporate Governance Guidelines

Our board of directors has adopted Corporate Governance Guidelines that provide the framework for the governance of the Company. Our Corporate Governance Guidelines are available on our website at www.knoll.com and will also be made available to stockholders without charge, upon request, in writing to our Corporate Secretary at Knoll, Inc., 1235 Water Street, East Greenville, Pennsylvania 18041.

Code of Ethics

Our board of directors has adopted a code of ethics that applies to all of our directors, officers and employees, including our chief executive officer and chief financial and accounting officers. The code of ethics is publicly available on our website at www.knoll.com and will also be made available without charge to any person, upon request in writing to our Corporate Secretary at Knoll, Inc., 1235 Water Street, East Greenville, Pennsylvania 18041. We intend to disclose amendments to, or waivers from, provisions of the code of ethics that apply to any director or principal executive, financial or accounting officers on our website at www.knoll.com, in lieu of disclosing such matters in Current Reports on Form 8-K.

Director Independence

In accordance with our Corporate Governance Guidelines, our board of directors has reviewed the qualifications of each of its members and determined that Messrs. Maypole, Terracciano, Fisher, Harris, Kruse, Lapidus and Lee, a majority of the members of our board of directors, are independent. In addition to meeting the definition of independence as such term is defined under the listing standards of the New York Stock Exchange, our board of directors has determined that none of these individuals has a material relationship with Knoll, Inc. (directly or as a partner, shareholder, or officer of an organization that has a relationship with Knoll, Inc.) other than as a director and stockholder.

Board Meetings and Committees

During the year ended December 31, 2005, there were five meetings of our board of directors. During 2005, no director attended fewer than 75% of the total number of meetings (held during the period for which he or she was a director) of the board and of committees of the board on which he or she served. Currently, we do not have a formal policy regarding director attendance at our Annual Meetings of Stockholders. However, it is expected that absent compelling circumstances, our directors will be in attendance at our 2006 Annual Meeting of Stockholders. All of our directors, other than Mr. Fisher, who was not then a director, attended our 2005 Annual Meeting of Stockholders.

In accordance with our Corporate Governance Guidelines, our non-management directors meet periodically without any management directors or employees present. Mr. Harris presides over these meetings of the non-management directors. As required by the New York Stock Exchange Listing requirements and in accordance with our Corporate Governance Guidelines, our independent directors also meet exclusively in an executive session at least once a year.

Our board of directors maintains an audit committee, a compensation committee, and a nominating and corporate governance committee. Each of these committees operates pursuant to a written charter, which are publicly available on our website at www.knoll.com and will also be made available to stockholders without charge, upon request in writing to our Corporate Secretary at Knoll, Inc., 1235 Water Street, East Greenville, Pennsylvania 18041.

Audit Committee. Our audit committee met seven times during 2005. This committee currently has three members, Messrs. Fisher, Maypole and Terracciano. Mr. Fisher became a director and member of the audit committee in December 2005, after six of these meetings were already held. Our board of directors has determined that Mr. Maypole, the chairman of the audit committee, is an “audit committee financial expert,” as the SEC has defined that term in Item 401 of Regulation S-K. The composition of our audit committee meets the currently applicable independence requirements of the Sarbanes-Oxley Act, the New York Stock Exchange and SEC rules and regulations. Our audit committee (i) assists our board in monitoring the integrity of our financial statements, our compliance with legal and regulatory requirements, our independent auditor’s qualifications and independence, and the performance of our internal audit function, if any, and independent auditors; (ii) assumes direct responsibility for the appointment, compensation, retention and oversight of the work of any independent registered public accounting firm engaged for the purpose of performing any audit, review or attest services and for dealing directly with any such accounting firm; (iii) provides a medium for consideration of matters relating to any audit issues; and (iv) prepares the audit committee report that the SEC rules require be included in our annual proxy statement or annual report on Form 10-K. Please see the report of the audit committee set forth elsewhere in this proxy statement.

Compensation Committee. Our compensation committee met three times during 2005. This committee currently has two members, Messrs. Harris and Lapidus. Mr. Harris serves as Chairman of the committee. Our compensation committee reviews and recommends policy relating to compensation and benefits of our officers and employees, including reviewing and approving corporate goals and objectives relevant to compensation of the Chief Executive Officer and other senior officers, evaluating the performance of these officers in light of those goals and objectives and setting compensation of these officers based on such evaluations. Our compensation committee recommends for approval by our board of directors individuals to receive awards under our stock incentive plans, the types of such awards, the terms and conditions of such awards and the time at which such awards will be granted. The compensation committee reviews and evaluates, at least annually, the performance of the compensation committee and its members, including compliance of the compensation committee with its charter. Please also see the report of the compensation committee set forth elsewhere in this proxy statement.

Nominating and Corporate Governance Committee. Our nominating and corporate governance committee met five times during 2005. This committee currently has three members, Messrs. Harris, Terracciano and Fisher. Mr. Staniar resigned from the nominating and corporate governance committee on March 8, 2006, when Messrs. Terracciano and Fisher joined the committee. Mr. Fisher currently serves as Chairman of our nominating and corporate governance committee. The nominating and corporate governance committee oversees and assists our board of directors in identifying, reviewing and recommending nominees for election as directors; evaluates our board of directors and our management; develops, reviews and recommends corporate governance guidelines and a corporate code of business conduct and ethics; and generally advises our board of directors on corporate governance and related matters. The nominating and corporate governance committee may consider candidates recommended by stockholders as well as from other sources such as other directors or officers, third party search firms or other appropriate sources. For all potential candidates, the committee may consider all factors it deems relevant, such as a candidate’s personal integrity and sound judgment, business and professional skills and experience, independence, knowledge of the industry in which we operate, past service on the board of directors, possible conflicts of interest, diversity, the extent to which the candidate would fill a present need on the board of directors and concern for the long-term interests of the stockholders.

In general, persons recommended by stockholders will be considered on the same basis as candidates from other sources. If a stockholder wishes to nominate a candidate to be considered for election as a director at the 2007 Annual Meeting of Stockholders, it must follow the procedures described in “Stockholder Proposals and Nominations For Director.” If a stockholder wishes simply to propose a candidate for consideration as a nominee by the nominating and corporate governance committee, it should submit any pertinent information regarding the candidate to the nominating and corporate governance committee by mail at Knoll, Inc., c/o Corporate Secretary, 1235 Water Street, East Greenville, Pennsylvania 18041.

Co mpensation Committee Interlocks and Insider Participation

None of our executive officers serve as a member of the board of directors or compensation committee of any entity that has one or more executive officers who serve on our board of directors or compensation committee.

Communications with Directors

In accordance with our Corporate Governance Guidelines, stockholders may send communications to the board, to any committee of the board or to any individual members of the board (including non-management directors) by sending a letter to the following address: Knoll, Inc., c/o Corporate Secretary, 1235 Water Street, East Greenville, Pennsylvania 18041. In addition, our board of directors has adopted “Whistleblower Procedures” setting forth procedures to enable the receipt and investigation of accounting, legal or retaliatory claims. The Whistleblower Procedures are publicly available on our website at www.knoll.com.

Compensation of Directors

During 2005, our directors generally did not receive compensation for service on the board of directors but were reimbursed for certain expenses in connection with attendance at board and committee meetings. However, Messrs. Maypole and Terracciano, who became directors in December 2004, and Mr. Fisher, who became a director in December 2005, each receive $25,000 per year, plus $2,500 per board meeting. Messrs. Maypole, Terracciano and Fisher each also received a grant of options to purchase 25,000 shares of common stock upon joining our board of directors. Mr. Maypole also receives an additional $10,000 per year for serving as chairman of our audit committee.

Executive Officers

Set forth below are the names of our executive officers who are not also directors, their ages as of February 28, 2006, their offices in the company, their principal occupations or employment for the past five years and the names of other public companies in which such persons hold directorships.

Name	Age	Position
Arthur C. Graves	59	Senior Vice President—Sales and Distribution
Stephen A. Grover	53	Senior Vice President—Operations
Benjamin A. Pardo	44	Senior Vice President and Design Director
Barry L. McCabe	59	Senior Vice President and Chief Financial Officer
Patrick A. Milberger	49	Senior Vice President, General Counsel and Secretary
Marcia A. Thompson	49	Vice President—Human Resources

Arthur C. Graves has served as our Senior Vice President—Sales and Distribution since October 1999. He began his career with us in 1989 and has held several senior sales management positions with us since that time. Prior to joining us, Mr. Graves was with Herman Miller, Inc. from 1979 to 1989, where he held several sales and management positions. Mr. Graves’ career in the contract office furniture industry has spanned more than 25 years.

Stephen A. Grover has served as our Senior Vice President—Operations since May 1999 and is responsible for our Purchasing, Logistics, Product Development and Manufacturing teams. Prior to joining us, he was the Global Manufacturing Manager for General Electric’s Magnetic Resonance Imaging business. Over his 19-year career at GE, he also worked across the plastics business and medical systems business in progressively larger roles.

Benjamin A. Pardo was appointed as our Senior Vice President and Design Director in September 2005. Prior to joining us, Mr. Pardo was President of Unifor, Inc., where he had been employed since 1988.

Barry L. McCabe was appointed as our Senior Vice President and Chief Financial Officer in May 2002, after serving as Senior Vice President, Treasurer and Controller since January 2000 and serving as Vice President, Treasurer and Controller since January 1995. Prior to joining us in August 1990, Mr. McCabe worked with a number of Westinghouse business units during his 16 year career at Westinghouse.

Patrick A. Milberger was appointed as our Senior Vice President, General Counsel and Secretary in January 2000, after serving as Vice President, General Counsel and Secretary. Mr. Milberger joined us as Vice President and General Counsel in April 1994. Prior to joining us, Mr. Milberger served as an assistant general counsel and in a number of other positions in the Westinghouse law department, which he joined in 1986.

Marcia A. Thompson was promoted to Vice President—Human Resources in January 2005. She was named Director of Human Resources in April 2003, after serving as Manager Human Resources since 1993. Marcia’s career in Human Resources has spanned 20 years.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth summary information concerning the total compensation awarded to or earned during the years ended December 31, 2005, 2004 and 2003 by our chief executive officer and by each of our four other most highly compensated executive officers whose total annual salary and bonus exceeded $100,000. We refer to these persons elsewhere in this proxy statement as our “named executive officers.”

	Year	Annual Compensation		Long-Term Compensation Awards			All Other Compensation (2)
Name and Principal Position		Salary	Bonus	Restricted Stock Awards		Securities Underlying Options (1)
Andrew B. Cogan Chief Executive Officer	2005	$500,016	$500,000	$—			$80
	2004	433,344	470,000	4,800,000	(3)	—	82
	2003	400,008	400,000	—		—	8,102

Kathleen G. Bradley President and Chief Executive Officer, Knoll North America	2005	500,016	500,000	—			6,695
	2004	433,344	425,000	4,800,000	(4)	—	6,202
	2003	400,008	400,000	—		—	14,102

Stephen A. Grover Senior Vice President—Operations	2005	240,000	150,000	—			6,695
	2004	240,000	235,000	2,160,000	(5)	—	6,202
	2003	218,392	200,000	—		—	6,102

Arthur C. Graves Senior Vice President—Sales and Distribution	2005	240,000	300,000	—			6,695
	2004	224,103	235,000	2,160,000	(6)	—	6,202
	2003	212,176	150,000	—		—	6,102

Barry L. McCabe Senior Vice President and Chief Financial Officer	2005	225,000	150,000	—			6,695
	2004	208,444	175,000	1,680,000	(7)	—	6,202
	2003	196,321	100,000	—		—	6,102

(1)	Represents the aggregate number of shares of common stock subject to options granted to the named executive officers.
(2)	Amounts in this column represent our matching contributions to the Knoll, Inc. Retirement Savings Plan, which was $6,615, $6,120 and $6,000 for each named executive officer, other than Mr. Cogan, in 2005, 2004 and 2003, respectively, and the payment by us of premiums in respect of term life insurance, which was $80, $82, and $102 for each named executive officer in 2005, 2004 and 2003, respectively. With respect to Mr. Cogan and Ms. Bradley, the remainder of the amounts in this column represent payments made pursuant to the terms of our employment benefit plans as compensation for vacation days that were sold back to us.
(3)	This amount represents the value of 320,000 shares of common stock (based on the value of our common stock in our initial public offering). As of December 31, 2005, Mr. Cogan owned 320,000 shares of restricted stock, which had a value of $5,475,200, based on the closing price of the common stock on the New York Stock Exchange on December 30, 2005 of $17.11. Mr. Cogan will be entitled to receive any dividends paid on our common stock only upon vesting. The restricted stock will vest on the sixth anniversary of the date of grant, subject to continuous employment prior to that date, or earlier if certain performance targets are achieved.
(4)	This amount represents the value of 320,000 shares of common stock (based on the value of our common stock in our initial public offering). As of December 31, 2005, Ms. Bradley owned 320,000 shares of restricted stock, which had a value of $5,475,200, based on the closing price of the common stock on the New York Stock Exchange on December 30, 2005 of $17.11. Ms Bradley will be entitled to receive any dividends paid on our common stock only upon vesting. The restricted stock will vest on the sixth anniversary of the date of grant, subject to continuous employment prior to that date, or earlier if certain performance targets are achieved.
(5)	This amount represents the value of 144,000 shares of common stock (based on the value of our common stock in our initial public offering). As of December 31, 2005, Mr. Grover owned 144,000 shares of restricted stock, which had a value of $2,463,840, based on the closing price of the common stock on the New York Stock Exchange on December 30, 2005 of $17.11. Mr. Grover will be entitled to receive any dividends paid on our common stock only upon vesting. The restricted stock will vest on the sixth anniversary of the date of grant, subject to continuous employment prior to that date, or earlier if certain performance targets are achieved.
(6)	This amount represents the value of 144,000 shares of common stock (based on the value of our common stock in our initial public offering). As of December 31, 2005, Mr. Graves owned 144,000 shares of restricted stock, which had a value of $2,463,840, based on the closing price of the common stock on the New York Stock Exchange on December 30, 2005 of $17.11. Mr. Graves will be entitled to receive any dividends paid on our common stock only upon vesting. The restricted stock will vest on the sixth anniversary of the date of grant, subject to continuous employment prior to that date, or earlier if certain performance targets are achieved.
(7)	This amount represents the value of 112,000 shares of common stock (based on the value of our common stock in our initial public offering). As of December 31, 2005, Mr. McCabe owned 112,000 shares of restricted stock, which had a value of $1,916,320, based on the closing price of our common stock on the New York Stock Exchange on December 30, 2005 of $17.11. Mr. McCabe will be entitled to receive any dividends paid on our common stock only upon vesting. The restricted stock will vest on the sixth anniversary of the date of grant, subject to continuous employment prior to that date, or earlier if certain performance targets are achieved.

Option Grants in Our Last Fiscal Year

We did not grant any stock options to our named executive officers during 2005.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

The following table sets forth information concerning option exercises by our named executive officers in fiscal year 2005 and the aggregate value of options held by each named executive officer as of December 31, 2005. The value of the unexercised in-the-money options at fiscal year end is based on a value of $17.11 per share, the closing price of our common stock on the New York Stock Exchange on December 30, 2005 (the last trading day prior to the fiscal year end), less the per share exercise price.

	Shares Acquired On Exercise (#)	Value Realized ($)		Number of Securities Underlying Unexercised Options at Fiscal Year-End (#)		Value of the Unexercised In-The-Money Options at Fiscal Year-End ($)(1)
Name				Exercisable	Unexercisable	Exercisable	Unexercisable
Andrew B. Cogan	—	$—		841,082	66,110	$3,281,289	$50,905
Kathleen G. Bradley	100,000	1,263,000	(2)	1,016,890	66,110	5,088,436	50,905
Stephen A. Grover	—	—		357,033	33,055	2,478,235	25,452
Arthur C. Graves	—	—		141,451	33,055	469,132	25,452
Barry L. McCabe	—	—		111,172	13,222	535,406	10,181

(1)	Based upon the closing sale price of our common stock on the New York Stock Exchange on December 30, 2005 ($17.11), minus the exercise price payable for such shares.
(2)	Based upon the closing sale price of our common stock on the New York Stock Exchange on the date of exercise August 23, 2005 ($18.75), minus the exercise price paid for such shares ($6.12).

Employment Agreements and Change in Control Provisions

Mr. Cogan serves as our Chief Executive Officer pursuant to an employment agreement dated March 23, 2001, as amended, and Ms. Bradley serves as President and Chief Executive Officer of Knoll North America pursuant to an employment agreement dated March 23, 2001, as amended. Effective September 1, 2004, each employment agreement provides for a base salary of $500,000 subject to annual review and a target annual bonus of 100% of base salary based upon the attainment of goals set by our board of directors. The employment agreements for Mr. Cogan and Ms. Bradley will renew automatically for additional one-year terms each April 1 unless either party gives 60 days notice of his, her or its intention not to renew. The agreements may be terminated by us at any time, but if so terminated without “cause,” or if we fail to renew the agreements, we must pay the employee termination compensation. In the case of Mr. Cogan, the termination compensation is an amount equal to 200% of his then current base salary plus the average of the annual bonuses paid to him for the last two completed fiscal years preceding the fiscal year of termination. In the case of Ms. Bradley, the termination compensation is an amount equal to 100% of her then current base salary plus the average of the annual bonuses paid to her for the last two completed fiscal years preceding the fiscal year of termination. The agreements also contain non-competition, non-solicitation (during the term of the agreement and for two years thereafter for Mr. Cogan and during the term of the agreement and for one year thereafter for Ms. Bradley) and confidentiality provisions. Mr. Cogan and Ms. Bradley are also entitled to participate in the benefit plans available to our employees generally, including, without limitation, healthcare benefits, the Knoll Retirement Savings Plan, the Knoll Pension Plan and the Knoll Employee Stock Purchase Plan.

Mr. Graves serves as our Senior Vice President—Sales and Distribution in accordance with the terms set forth in an offer letter dated July 30, 1999. Effective February 1, 2006, as approved by our compensation committee, Mr. Graves’ base salary is $250,000, subject to annual review and a target annual bonus of 100% of base salary based upon the attainment of goals set by our board of directors. Mr. Graves is also entitled to participate in the benefit plans available to our employees generally, including, without limitation, healthcare benefits, the Knoll Retirement Savings Plan, the Knoll Pension Plan and the Knoll Employee Stock Purchase Plan.

Mr. Grover serves as our Senior Vice President—Operations in accordance with the terms set forth in an offer letter dated March 11, 1999. Effective February 1, 2006, as approved by our compensation committee, Mr. Grover’s base salary is $250,000 subject to annual review and a target annual bonus of 100% of base salary based upon the attainment of goals set by our board of directors. Mr. Grover is also entitled to participate in the benefit plans available to our employees generally, including, without limitation, healthcare benefits, the Knoll Retirement Savings Plan, the Knoll Pension Plan and the Knoll Employee Stock Purchase Plan.

As of February 1, 2006, as approved by our compensation committee, Mr. McCabe’s annual base salary is $225,000, with a target bonus of $150,000 based upon the attainment of certain goals. Mr. McCabe is also entitled to participate in the benefit plans available to our employees generally, including, without limitation, healthcare benefits, the Knoll Retirement Savings Plan, the Knoll Pension Plan and the Knoll Employee Stock Purchase Plan.

Certain stock option agreements and restricted stock agreements provide that upon a change of control (as defined therein) of our company, 100% of the options and restricted stock will become fully vested. This provision is included in each stock option agreement and restricted stock agreement entered into with the named executive officers.

Pension Benefits

Our named executive officers participate in the Knoll Pension Plan, a noncontributory defined benefit plan, which covers all of our regular full-time or part-time U.S. associates who are not covered by a collective bargaining agreement. The plan provides retirement benefits for service starting on or after March 1, 1996, and participants become 100% vested after five years of service.

Upon attainment of normal retirement age (65, 66, or 67, depending on the participants date of birth) or the 5th anniversary of participation in the plan, participants become entitled to a pension benefit of 1.55% of their career compensation, which is defined in the plan as the sum of the participant’s compensation earned for each calendar year starting with the later of the date of hire or March 1, 1996. Annual compensation under the plan is limited to certain dollar amounts set each year by applicable U.S. law. In addition, the plan provides for a minimum benefit per year of participation of $300.

Upon retirement, participants in the plan may elect to receive benefits as a life annuity, joint and survivor annuity, or life annuity with a period certain. Early retirement is available for participants age 55 or older with at least 5 years of service. Benefit payments for early retirement may be reduced by  1/2 of 1% for each month’s payment before normal retirement age depending on the participant’s age and years of service at the time of such early retirement.

The estimated annual benefits payable upon normal retirement for each of our named executive officers is as follows: Mr. Cogan ($27,280); Ms. Bradley ($27,280); Mr. Graves ($27,280); Mr. Grover ($20,383); and Mr. McCabe ($27,280).

REPORT OF COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

The compensation committee of our board of directors has furnished the following report:

Overview

This report relates to compensation decisions made by the compensation committee. This report shall not be deemed incorporated by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent it specifically incorporates this information by reference in such filing.

The compensation committee, which consists of Jeffrey A. Harris and Sidney Lapidus, is responsible for establishing and administering our executive compensation policies. This report addresses the compensation policies for the fiscal year ended December 31, 2005, as they affected Andrew B. Cogan, in his capacity as Chief Executive Officer, and the other executive officers.

Executive Officer Compensation Program and Policies

Our executive officer compensation program is comprised of: (i) base salary, which is reviewed on an annual basis except to the extent otherwise provided for in the applicable employment agreement; (ii) annual discretionary incentive bonuses, which are based on the achievement of objectives and company performance; and (iii) long-term discretionary incentive compensation in the form of periodic equity incentive grants. The objectives of our executive compensation program are to:

•	provide a competitive compensation package that will attract and retain superior talent and reward performance;

•	support the achievement of desired company performance; and

•	align the interests of executives with the long-term interests of stockholders through award opportunities that can result in ownership of common stock, thereby encouraging the achievement of superior results over an extended period. The compensation committee believes that long-term incentive compensation, in the form of restricted stock and stock options, is a key component of the executive compensation program.

The compensation committee performs annual reviews of executive compensation to confirm the appropriateness of the overall executive compensation packages.

Base Salary

The compensation committee reviews base salary levels for executive officers on an annual basis, subject to any minimum base salary provided for in the applicable employment agreement. In determining salaries, the compensation committee takes into consideration individual experience and performance.

Annual Incentive Bonuses

Bonuses are typically awarded on an annual basis. The compensation committee, with input from the Chief Executive Officer and President and Chief Executive Officer, Knoll North America, establishes goals related specifically to that executive officer’s areas of responsibility. The compensation committee determines the amount of each executive’s bonus based on a subjective assessment by the compensation committee of the officer’s progress toward achieving the established goals and other criteria determined by the compensation committee to be relevant to performance.

Long-term Incentive Compensation

Long-term incentive compensation, in the form of restricted stock and stock options, allows the executive officers to share in any appreciation in the value of our common stock. The compensation committee believes that equity participation aligns executive officers’ interests with those of the stockholders. The amounts of the awards are designed to reward past performance and create incentives to meet long-term objectives. In determining the amount of each grant that it recommends to the board of directors, the compensation committee takes into account the number of shares held by the executive prior to the grant as well as the performance of the company and the individual executive.

Chief Executive Officer Compensation

In 2005, Mr. Cogan received a base salary of $500,016 and a bonus of $500,000. The compensation committee believes Mr. Cogan has met his performance objectives, managed the company well and has positioned the company to achieve its long-term objectives. Under his employment agreement, Mr. Cogan’s target annual bonus of 100% of base salary is based upon the attainment of goals established by the compensation committee and the board of directors. For 2005, Mr. Cogan’s bonus was based on quantitative factors, including the company’s operating performance, and qualitative factors, including his role in the company’s successfully completed secondary public offering of common stock.

The compensation committee believes that these levels are consistent with the range of compensation received by his counterparts in our publicly traded competitors.

Members of our Compensation Committee

Jeffrey A. Harris

Sidney Lapidus

PERFORMANCE GRAPH

This section includes a line graph comparing the cumulative total stockholder return on our common stock with the cumulative total return of the Standard & Poors’ 500 Stock Index and with the cumulative total return on a peer group of companies selected by us for the period commencing on December 14, 2004, the date our shares began trading publicly, and ending on December 31, 2005. Our share price at the beginning of the measurement period is $15.00 per share, the price in our initial public offering. The graph and table assume that $100 was invested on December 14, 2004 in each of Knoll common stock, the S&P 500 Index, and the stock of our peer group, and that all dividends were reinvested. Cumulative total stockholder returns for Knoll common stock, the S&P 500 Index, and the stock of our peer group are based on Knoll’s fiscal year. Our peer group is made up of two publicly-held manufacturers of office furniture, Herman Miller, Inc. and Steelcase, Inc. The stock price performance on the graph below does not necessarily indicate future price performance.

	December 14, 2004	December 31, 2004	December 31, 2005
Knoll, Inc.	$100.00	$116.67	$115.73
Standard & Poors’ 500 Stock Index	$100.00	$101.10	$104.14
Peer Group	$100.00	$112.12	$120.41

SECTI ON 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Our directors and officers, as well as any person holding more than 10% of our outstanding common stock, are required to report ownership and changes in ownership with the Securities and Exchange Commission, pursuant to Section 16 of the Exchange Act. Our records reflect that all reports that were required to be filed pursuant to Section 16(a) of the Exchange Act were filed on a timely basis, except that Benjamin A. Pardo filed one Form 4 on September 13, 2005, but which was required to be filed no later than September 8, 2005. This Form 4 related to Mr. Pardo’s grant of stock options and restricted stock on September 6, 2005.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Our audit committee reviews and approves in advance all related-party transactions entered into by Knoll, Inc. with any of its directors or executive officers.

Stockholders Agreement

We are party to an amended and restated stockholders agreement, dated November 4, 1999 and as amended as of December 7, 2004, with Warburg Pincus and five current or former senior members of management, or holders. The stockholders agreement governs certain matters related to corporate governance and registration of shares of common stock, or Registrable Securities, held by such holders (other than shares acquired pursuant to the our stock incentive plans). The stockholders agreement contains an exception, whereby the registration rights contained therein are not available to any holder for so long as all of the Registrable Securities then owned by such holder could be sold in a 90-day period pursuant to Rule 144 (without giving effect to the provisions of Rule 144(k)) promulgated under the Securities Act of 1933, as amended.

Pursuant to the stockholders agreement, Warburg Pincus is entitled to request at any time that we file a registration statement under the Securities Act covering the sale of shares of common stock with an aggregate public offering price of at least $25 million, subject to certain conditions. If our officers or directors holding other of our securities request inclusion of their securities in any such registration, or if holders of our securities other than Registrable Securities who are entitled, by contract with us or otherwise, to have securities included in such a registration, referred to as Other Stockholders, request such inclusion, the holders of Registrable Securities will offer to include the securities of such officers, directors and Other Stockholders in any underwriting involved in such registration, provided, among other conditions, that the underwriter representative of any such offering has the right, subject to certain conditions, to limit the number of Registrable Securities or other securities included in the registration. We may defer the registration for 120 days if we believe that it would be seriously detrimental to us and our stockholders for such registration statement to be filed.

The stockholders agreement further provides that, if we propose to register any of our securities (other than registrations related solely to employee benefit plans or pursuant to Rule 145 or on a form which does not permit secondary sales or does not include substantially the same information as would be required to be included in a registration statement covering the sale of Registrable Securities), either for our own account or for the account of other security holders, holders of Registrable Securities may require us to include all or a portion of their Registrable Securities in the registration and in any underwriting involved therein, provided, among other conditions, that the underwriter representative of any such offering has the right, subject to certain conditions, to limit the number of Registrable Securities included in the registration. In addition, anytime we are qualified to use Form S-3, the holders of Registrable Securities will have the right to request an unlimited number of registrations on Form S-3 to register such shares with an aggregate price to the public of more than $5 million, subject to certain conditions, provided that we will not be required to effect such a registration within 180 days of the effective date of the most recent registration pursuant to this provision. We may defer the registration for 120 days if we believe that it would be seriously detrimental to us and our stockholders for such registration statement to be filed.

In general, all fees, costs and expenses of such registrations (other than underwriting discounts and selling commissions applicable to sales of the Registrable Securities) and all fees and disbursements of counsel for the holders will be borne by us.

Stockholders Agreement (Common Stock Under Stock Incentive Plans)

We are party to an amended and restated stockholders agreement, dated November 4, 1999 and as amended as of September 8, 2004, with Warburg Pincus and many of our current and former executive officers and other members of our management related to the issuance of restricted shares of our common stock pursuant to our stock incentive plans. Pursuant to this agreement, persons deemed to be “insiders” within the meaning of Section 16 of the Exchange Act have agreed not to transfer their shares without the approval of our board of directors, except (i) to members of their immediate families and other related or controlled entities or (ii) to Warburg Pincus or an affiliate thereof. The restrictions on transfer will terminate when Warburg Pincus owns less than 10% of our outstanding shares of common stock. In December 2004, our board of directors approved, for purposes of these restrictions, all transfers made after the closing of our December 2004 initial public offering. In addition, pursuant to this agreement, we agreed that, if we determine to register any shares of common stock for our own account or for the account of security holders, we will include in such registration certain vested shares of common stock received by management pursuant to the 1996 stock incentive plan, subject to certain limited exceptions. In addition, anytime we are qualified to use Form S-3, management will have the right to request an unlimited number of registrations on Form S-3 to register vested shares of common stock issued under our stock plans with an aggregate price to the public of more than $5 million, subject to certain conditions, provided that we will not be required to effect such a registration within 180 days of the effective date of the most recent registration pursuant to this provision. We may defer the registration for 120 days if we believe that it would be seriously detrimental to us and our stockholders for such registration statement to be filed. The stockholders agreement (common stock under stock incentive plans) contains an exception, whereby the registration rights provided therein do not apply to securities that have been registered with the SEC on a Form S-8.

In general, all fees, costs and expenses of such registrations (other than underwriting discounts and selling commissions applicable to sales of the registrable securities) and all fees and disbursements of counsel for the holders will be borne by us.

Substantially all individuals who were granted options under our stock incentive plans have also agreed to be bound by the terms of this stockholders agreement (common stock under stock incentive plans).

Secondary Offering

On February 17, 2006, we closed an underwritten secondary public offering, pursuant to which Warburg, Pincus Ventures, L.P. and Burton B. Staniar sold an aggregate of 13,340,000 shares of our common stock to the public. All costs associated with this offering, other than underwriting discounts and sales commissions, were borne by us.

REPORT OF AUDIT COMMITTEE

The audit committee of the board of directors has furnished the following report:

The audit committee assists the board of directors in overseeing and monitoring the integrity of our financial reporting process, compliance with legal and regulatory requirements and the quality of internal and external audit processes. This committee’s role and responsibilities are set forth in a charter adopted by the board of directors, which is available on our website at www.knoll.com. This committee reviews and reassesses our charter annually and recommends any changes to the board of directors for approval. The audit committee is responsible for overseeing our overall financial reporting process, and for the appointment, compensation, retention, and oversight of the work of Ernst & Young LLP. In fulfilling its responsibilities for the financial statements for fiscal year 2005, the audit committee took the following actions:

•	Reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2005 with management and Ernst & Young LLP, our independent auditors;

•	Discussed with Ernst & Young LLP the matters required to be discussed by Statement on Auditing Standards No. 61, as amended by Statement on Auditing Standards No. 90 (Communication with Audit Committees); and

•	Received written disclosures and the letter from Ernst & Young LLP regarding its independence as required by Independence Standards Board Standard No. 1. The audit committee further discussed with Ernst & Young LLP their independence. The audit committee also considered the status of pending litigation, taxation matters and other areas of oversight relating to the financial reporting and audit process that the committee determined appropriate.

Based on the audit committee’s review of the audited financial statements and discussions with management and Ernst & Young LLP, including meetings held without management present, the audit committee recommended to the board of directors that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2005 for filing with the SEC.

Members of our Audit Committee

John F. Maypole (Chairman)

Anthony P. Terracciano

Stephen F. Fisher

ELECTION OF DIRECTORS

(Notice Item 1)

The board of directors currently consists of ten members, classified into three classes as follows: Andrew B. Cogan, Kevin Kruse, Kewsong Lee and Stephen F. Fisher constitute a class with a term that expires at the 2008 Annual Meeting, or thereafter in each case when their respective successors are elected and qualified (the “Class I directors”); Burton B. Staniar, Sidney Lapidus and Anthony P. Terracciano constitute a class with a term that expires at the 2006 Annual Meeting, or thereafter in each case when their respective successors are elected and qualified (the “Class II directors”); and Kathleen G. Bradley, Jeffrey A. Harris and John F. Maypole constitute a class with a term that expires at the 2007 Annual Meeting, or thereafter in each case when their respective successors are elected and qualified (the “Class III directors”). At each Annual Meeting of Stockholders, directors are elected for a term ending at the third Annual Meeting of Stockholders after such election, or thereafter in each case when their respective successors are elected and qualified.

On March 2, 2006, our nominating and corporate governance committee recommended Messrs. Staniar, Lapidus and Terracciano for reelection after due consideration of their qualifications and service experience on our board of directors. On March 8, 2006, our board of directors voted to nominate Messrs. Staniar, Lapidus and Terracciano for reelection at the 2006 Annual Meeting of Stockholders to serve for a term ending at the 2009 Annual Meeting of Stockholders, or thereafter in each case when their respective successors are elected and qualified.

Unless authority to vote for any of these nominees is withheld, the shares represented by the enclosed proxy will be voted FOR the election as directors of Burton B. Staniar, Sidney Lapidus and Anthony P. Terracciano. In the event that a nominee becomes unable or unwilling to serve, the shares represented by the enclosed proxy will be voted for the election of such other person as the board of directors may recommend in his place. We have no reason to believe that any nominee will be unable or unwilling to serve as a director.

The election of directors will be determined by a plurality vote and the three nominees receiving the most votes will be elected.

The Board Of Directors Recommends The Election of Burton B. Staniar, Sidney Lapidus and Anthony P. Terracciano As Directors, And Proxies Solicited By The Board of Directors Will Be Voted In Favor Thereof Unless A Stockholder Has Indicated Otherwise On The Proxy.

INDEPENDENT AUDITORS

(Notice Item 2)

The audit committee and the board of directors have appointed Ernst & Young LLP, as independent auditors, to audit our financial statements for the fiscal year ending December 31, 2006. The board of directors proposes that the stockholders ratify this appointment. Ernst & Young LLP has audited our financial statements for the fiscal years ended December 31, 1996 through 2005. We expect that representatives of Ernst & Young LLP will be present at the Annual Meeting, will have an opportunity to make a statement if they so desire, and will be available to respond to appropriate questions.

The following table presents fees for professional audit services rendered by Ernst & Young LLP for the audit of our annual financial statements for the years ended December 31, 2005 and 2004, and fees billed for other services rendered by Ernst & Young LLP during those periods.

	2005	2004
Audit Fees(1):	$1,686,000	$1,294,000
Audit-Related Fees(2):	83,600	68,000
Tax Fees(3):	20,000	213,000
All Other Fees:	0	0

Total	$1,789,600	$1,575,000

(1)	Audit Fees includes fees associated with the annual audit and statutory audits required internationally.
(2)	Audit-Related Fees consisted principally of fees related to employee benefit plans.
(3)	Tax Fees consisted principally of fees related to tax return preparation and tax planning.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-audit Services of Independent Auditors

Consistent with SEC policies regarding auditor independence, the audit committee has responsibility for appointing, setting compensation and overseeing the work of the independent auditor. In recognition of this responsibility, the audit committee has pre-approved compensating Ernst & Young LLP for certain services that they may provide during 2006 based on the specific service or category of service. In addition, the audit committee has delegated authority to its Chairman, John F. Maypole, to approve additional compensation for appropriate miscellaneous services, subject to certain limits. Any such approval would be reported to the audit committee at its next meeting.

In the event the stockholders do not ratify the appointment of Ernst & Young LLP, as our independent auditors, the audit committee will reconsider its appointment.

The affirmative vote of a majority of the shares present or represented and entitled to vote at the Annual Meeting is required to ratify the audit committee’s appointment of the independent auditors.

The Board Of Directors Recommends A Vote To Ratify The Appointment Of Ernst & Young LLP As Independent Auditors, And Proxies Solicited By The Board of Directors Will Be Voted In Favor Of Such Ratification Unless A Stockholder Indicates Otherwise On The Proxy.

OTHER MATTERS

The board of directors knows of no other business which will be presented to the Annual Meeting. If any other business is properly brought before the Annual Meeting, proxies in the enclosed form will be voted in accordance with the judgment of the persons voting the proxies.

STO CKHOLDER PROPOSALS AND NOMINATIONS FOR DIRECTOR

To be considered for inclusion in the proxy statement relating to our Annual Meeting of Stockholders to be held in 2007, your proposal must be received no later than November 28, 2006. To be considered for presentation at the Annual Meeting of Stockholders to be held in 2007, although not included in the proxy statement, proposals for nominations of directors must be made using the procedures set forth in our by-laws and received no earlier than February 1, 2007 and no later than March 3, 2007. Proposals (other than for nominations of directors) to be considered at our Annual Meeting of Stockholders to be held in 2007, although not included in the proxy statement relating to such meeting, must be received by February 11, 2007 or such proposals will be considered untimely under Rule 14a-4(c) of the Exchange Act. If a proposal to be considered at our 2007 Annual Meeting of Stockholders is received after February 11, 2007, the persons voting the proxies that management solicits for the meeting may exercise discretionary voting authority on the proposal under circumstances consistent with the proxy rules of the SEC. All stockholder proposals should be marked for the attention of our Corporate Secretary at Knoll, Inc., 1235 Water Street, East Greenville, Pennsylvania 18041.

By Order of the Board of Directors

Patrick A. Milberger

Senior Vice President, General Counsel and

Secretary

East Greenville, Pennsylvania

March 28, 2006

Our Annual Report on Form 10-K for the fiscal year ended December 31, 2005 (other than exhibits thereto) filed with the SEC, which provides additional information about us, is available on our website at www.knoll.com and is available in paper form to beneficial owners of our common stock without charge upon written request to our Corporate Secretary at Knoll, Inc., 1235 Water Street, East Greenville, Pennsylvania 18041.

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☐ Mark this box with an X if you have made changes to your name or address details above.

Annual Meeting Proxy Card

A Election of Directors
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE NOMINEES FOR DIRECTOR LISTED BELOW.

1. To elect three directors to hold office for a term ending at the 2009 Annual Meeting of Stockholders, or thereafter in each case when their respective successors are elected and qualified.

	For	Withhold

01 - Sidney Lapidus	☐	☐

02 - Burton B. Staniar	☐	☐

03 - Anthony P. Terracciano	☐	☐

B    Issues

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL 2.

		For	Against	Abstain

2.	To ratify selection of Ernst & Young, LLP as independent auditors of the Company for the fiscal year ending December 31, 2006.	☐	☐	☐	☐ Mark this box with an X if you have made comments below.

_____________________________________

_____________________________________

_____________________________________

C    Authorized Signatures - Sign Here - This section must be completed for your instructions to be executed.

Please sign exactly as your name appears hereon. If the stock is registered in the names of two or more persons, each should sign. Executors, administrators, trustees, guardians and attorneys-in-fact should add their titles. If signer is a corporation, please give full corporate name and have a duly authorized officer sign, stating title. If signer is a partnership, please sign in full partnership name by authorized person. Please vote, date and promptly return this proxy in the enclosed return envelope, which is postage prepaid if mailed in the United States.

Signature 1 - Please keep signature within the box	Signature 2 - Please keep signature within the box	Date (mm/dd/yyyy)
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Proxy - Knoll, Inc.

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

FOR THE ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 2, 2006

The undersigned hereby appoints Barry L. McCabe and Patrick A. Milberger, and each of them, as attorneys and proxies of the undersigned, with full power of substitution, to vote all of the shares of stock of Knoll, Inc. which the undersigned may be entitled to vote at the Annual Meeting of Stockholders of Knoll, Inc. to be held at the offices of Knoll, Inc. at 76 Ninth Avenue, 11th Floor, New York, New York 10011 on Tuesday, May 2, 2006 at 9 a.m. (local time) and at any and all postponements, continuations and adjournments thereof, with all powers that the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following matters and in accordance with the following instructions, with discretionary authority as to any and all other matters that may properly come before the meeting.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR ALL NOMINEES LISTED IN PROPOSAL 1 AND FOR PROPOSAL 2, AS MORE SPECIFICALLY DESCRIBED IN THE PROXY STATEMENT.

PLEASE MARK, DATE, SIGN AND RETURN THIS PROXY CARD PROMPTLY, USING THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

You can view the Annual Report and Proxy Statement on the Internet at www.knoll.com.

(CONTINUED AND TO BE SIGNED ON REVERSE SIDE)